SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 12/31/2006
FILE NUMBER  811- 2699
SERIES NO.:  14


72DD.    1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                                                $1,570
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B                                                $  392
              Class C                                                $  313
              Class R                                                $   24
              Institutional Class                                    $    1

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                               $0.1612
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                                              $0.09770
              Class C                                              $0.09770
              Class R                                              $0.13940
              Institutional Class                                  $0.18140

74U.     1.   Number of shares outstanding (000's omitted)
              Class A                                                10,213
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                                                 4,131
              Class C                                                 3,339
              Class R                                                   188
              Institutional Class                                         5

74V.     1.   Net asset value per share (to nearest cent)
              Class A                                                $12.74
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                                $12.67
              Class C                                                $12.66
              Class R                                                $12.70
              Institutional Class                                    $12.76